Exhibit 99.1

FOR IMMEDIATE RELEASE

STERLING CONSTRUCTION COMPANY, INC. REPORTS
2007 FIRST QUARTER OPERATING RESULTS

Reaffirms 2007 Guidance

HOUSTON, TX - May 9, 2007 - Sterling Construction Company, Inc. (NasdaqGS: STRL) (“Sterling” or “the Company”) today announced operating results for the first quarter ended March 31, 2007.

First Quarter 2007 Compared to First Quarter 2006 (Continuing Operations)
▪	Revenues rose 22% to a record $68.9 million from $56.5 million;
▪	Operating income decreased to $3.4 million from $4.4 million last year, principally due to weather-related productivity issues;
▪	Net income was $2.5 million, as compared with $3.0 million for the first quarter of 2006;
▪	Diluted earnings per share were $0.21 compared with $0.27 in the first quarter last year.

Commenting on the results, Joe Harper, Sterling’s President and Chief Operating Officer, said, “In the first quarter we saw the impact on revenues of our continuing investment in equipment, plants and manpower. Despite the very wet weather in January, we were able to produce record revenues for the quarter, reflecting a strong increase in state highway business, and a significant expansion of our activities in the Dallas/Fort Worth market. The revenue increase of 22% was especially impressive in light of the very strong first quarter last year, when revenues had increased by 43% year-on-year. In just two years, the level of our first-quarter revenues has risen by 75%. So we believe we’re on track to continue our historical annual revenue growth rate of about 20%.”

Outlook
Pat Manning, the Company’s Chairman and CEO, noted that approximately $68 million of construction contracts were added to backlog in the first quarter, with backlog at the end of the quarter of $394 million, comparable to the start of the year.

“In addition to our strong organic growth,” he said, “we continue to actively pursue potential acquisition opportunities, both within Texas and elsewhere across the southern tier of states.”

Maarten Hemsley, Sterling’s Chief Financial Officer, said that, in light of the Company’s first quarter performance, management is reaffirming its 2007 guidance first announced on January 16, 2007, for revenues of $285 million to $310 million, pre-tax income of $20.3 million to $22.8 million, and net income of $13.4 million to $15.0 million, representing earnings per share, on a diluted basis, of between $1.13 and $1.26. “Because of the variability of results in the construction industry from quarter-to-quarter, especially as the result of weather,” Hemsley said, “investors are reminded that the Company’s policy is to provide guidance only on annual results. We do not issue guidance about quarterly results, and readers of our financial information are encouraged to view quarterly results in the overall context of our annual results and guidance.”
(more)

Sterling Construction News Release         Page 2
May 9, 2007

Sterling is a leading heavy civil construction company that specializes in the building and reconstruction of transportation and water infrastructure in large and growing markets in Texas. Its transportation infrastructure projects include highways, roads, bridges and light rail and its water infrastructure projects include water, wastewater and storm drainage systems.

This press release includes certain statements that fall within the definition of "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Any such statements are subject to risks and uncertainties, including overall economic and market conditions, competitors' and customers' actions, and weather conditions, which could cause actual results to differ materially from those anticipated, including those risks identified in the Company's filings with the Securities and Exchange Commission. Accordingly, such statements should be considered in light of these risks. Any prediction by the Company is only a statement of management's belief at the time the prediction is made. There can be no assurance that any prediction once made will continue thereafter to reflect management's belief, and the Company does not undertake to update publicly its predictions, whether as a result of new information, future events or otherwise.

Annual Stockholders’ Meeting
At the Company’s Annual Stockholders’ Meeting held on Monday, May 7th, shareholders reelected for a three-year term the following directors: Donald P. Fusilli, Jr., Christopher H.B. Mills and Maarten D. Hemsley, and ratified the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for 2007.

Conference Call
Sterling’s management will hold a conference call to discuss first quarter results and recent corporate developments, at 10:00 am EDT/ 9:00 am CDT today, May 9th. The call will be hosted by Patrick Manning, Chairman and Chief Executive Officer, Joe Harper, President and COO, and Maarten Hemsley, CFO. Interested parties may participate in the call by dialing 706-679-0858 ten minutes before the conference is scheduled to begin, and asking for the Sterling Construction call.

To listen to a simultaneous webcast of the call, please go to the Company’s website at www.sterlingconstructionco.com at least 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company’s website for 30 days. We suggest listeners use Microsoft Explorer as their web browser.

Contact:
Sterling Construction Company, Inc.       Investor Relations Counsel
Maarten Hemsley, 781-934-2219               The Equity Group Inc.
or           Linda Latman, 212-836-9609
Joseph Harper, 281-821-9091       Lena Cati, 212-836-9611
www.sterlingconstructionco.com  www.theequitygroup.com

(See Accompanying Tables)

Sterling Construction News Release Page 3
May 9, 2007

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except share and per share data)
(Unaudited)

	Three months ended March 31,
	2007	2006

Revenues	$68,888	$56,480
Cost of revenues	63,256	49,794
Gross profit	5,632	6,686
General and administrative expenses	2,575	2,427
Other income	308	118
Operating income	3,365	4,377
Interest income	466	281
Interest expense	--	95
Income from continuing operations before income taxes	3,831	4,563
Income taxes	1,295	1,541
Net income from continuing operations	2,536	3,022

Net (loss) income from discontinued operations, net of income taxes of $0 and $102	(25)	171
Net income	$2,511	$3,193

Basic net income per share:
Net income from continuing operations	$0.23	$0.30
Net (loss) income from discontinued operations	$0.00	$0.02
Net income per share	$0.23	$0.32
Weighted average number of shares outstanding used
in computing basic per share amounts	10,919,145	10,002,088

Diluted net income per share:
Net income from continuing operations	$0.21	$0.27
Net (loss) income from discontinued operations	$0.00	$0.01
Diluted net income per share	$0.21	$0.28
Weighted average number of shares outstanding used
in computing diluted per share amounts	11,774,690	11,266,294

Sterling Construction News Release Page 4
May 9, 2007

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share data) (Unaudited)
	March 31,	December 31,
ASSETS	2007	2006
Current assets:
Cash and cash equivalents	$15,153	$28,466
Short-term investments	27,822	26,169
Contracts receivable	50,317	42,805
Costs and estimated earnings in excess of billings on uncompleted contracts	4,441	3,157
Inventories	1,024	965
Deferred tax asset	3,002	4,297
Other	2,208	1,549
Total current assets	103,967	107,408
Property and equipment, net	50,782	46,617
Goodwill	12,735	12,735
Note receivable, long-term	201	325
Other assets	676	687
	13,612	13,747
Total assets	$168,361	$167,772
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$23,177	$17,373
Billings in excess of cost and estimated earnings on uncompleted contracts	24,314	21,536
Current maturities of long term obligations	123	123
Other accrued expenses	4,516	5,502
Total current liabilities	52,130	44,534
Long-term obligations:
Long-term debt, net of current maturities	20,628	30,659
Deferred tax liability, net	1,615	1,588
	22,243	32,247
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; authorized 1,000,000 shares, none issued
Common stock, par value $0.01 per share; authorized 14,000,000 shares,
10,937,268 and 10,875,438 shares issued	109	109
Additional paid-in capital	115,116	114,630
Accumulated deficit	(21,237)	(23,748)
Total stockholders' equity	93,988	90,991
Total liabilities and stockholders’ equity	$168,361	$167,772